EXHIBIT 99.1

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

INTRODUCTION

        Pioneer Southwest Energy Partners L.P. (the "Partnership") was formed in June 2007 as a Delaware limited partnership to own and acquire oil and gas assets in its area of operations. In May 2008, the Partnership completed its initial public offering of 9,487,500 common units representing limited partner units. Pioneer Natural Resources Company, a publicly traded Delaware corporation, through its wholly-owned subsidiaries Pioneer Natural Resources USA, Inc. ("Pioneer USA") and Pioneer Natural Resources GP LLC (the "General Partner" of the Partnership), owns 20,521,200 of the Partnership's common units, representing 68.4 percent of the Partnership's outstanding common units and a 0.1% general partnership ownership interest, respectively.

On August 31, 2009, Pioneer Southwest Energy Partners USA LLC ("Pioneer Southwest LLC"), a wholly-owned subsidiary of the Partnership, completed the acquisition of certain oil and gas properties (the "Acquired Property Interests") and the assumption of certain liabilities from Pioneer USA (collectively the "2009 Acquisition"), pursuant to a Purchase and Sale Agreement dated August 31, 2009 among Pioneer Southwest LLC, the Partnership and Pioneer USA. The effective date of the transaction was July 1, 2009. The Acquired Property Interests represent oil and gas properties located in the Spraberry field in the Permian Basin of West Texas.

Pioneer Southwest LLC paid $169.6 million in cash, including estimated customary closing adjustments, for the Acquired Property Interests and assumed net obligations associated with certain commodity price derivative positions and certain other liabilities that were assigned by Pioneer USA to Pioneer Southwest LLC. The Partnership funded the acquisition with $31.6 million of cash on hand and borrowings under the Partnership's $300 million revolving credit facility.

The accompanying unaudited pro forma financial statements of the Partnership should be read together with the historical financial statements of the Acquired Property Interests, which are included as Exhibit 99.2 to this Form 8-K/A. The pro forma financial statements have been prepared with recognition that the Partnership is treated as a partnership for federal income tax purposes. The pro forma financial statements of the Partnership were derived by making certain adjustments to the historical financial statements of the Partnership. Those adjustments are based on currently available information and certain estimates and assumptions.

The accompanying pro forma financial statements give effect to the 2009 Acquisition, including the Partnership's payment of consideration for the Acquired Property Interests (including the use of cash on hand), the assignment by Pioneer USA to Pioneer Southwest LLC of certain associated commodity price derivative contract positions and the assumption by Pioneer Southwest LLC of certain other liabilities, subject to customary closing adjustments. The accompanying unaudited pro forma balance sheet assumes that the 2009 Acquisition occurred on June 30, 2009 and the accompanying unaudited pro forma statements of operations assume that the 2009 Acquisition occurred on January 1, 2006.

The unaudited pro forma financial statements included herein are not necessarily indicative of the results that might have occurred had the 2009 Acquisition taken place on June 30, 2009 or January 1, 2006 and are not intended to be a projection of future results. However, management believes that the assumptions used to derive the pro forma financial statements provide a reasonable basis for presenting the significant effects of the 2009 Acquisition and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial statements. In addition, future results may vary significantly from the results reflected in the accompanying pro forma financial statements because of normal production declines, changes in commodity prices, future acquisitions or divestitures, future development activities and other factors.

Because Pioneer Southwest LLC, the Partnership and Pioneer USA are entities under common control, the Acquired Property Interests are recorded at historical cost in a manner similar to a reorganization of entities under common control.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED PRO FORMA BALANCE SHEET

JUNE 30, 2009

(in thousands)

		Acquired			Partnership
	Partnership	Property	Pro Forma		Pro Forma
	Historical	Interests	Adjustments		As Adjusted

ASSETS
Current assets:
Cash and cash equivalents	$34,262	$-	(31,624)	(a)	$2,638
Accounts receivable	10,130	2,309			12,439
Inventories	731	74			805
Prepaid expenses	120	-			120
Derivatives	29,363	-	2,449	(b)	31,812
Total current assets	74,606	2,383			47,814
Property, plant and equipment, at cost:
Oil and gas properties, using the successful efforts method of accounting:
Proved properties	225,325	80,160			305,485
Accumulated depletion, depreciation and amortization	(88,069)	(19,482)			(107,551)
Total property, plant and equipment	137,256	60,678			197,934
Deferred income taxes	688	-	823	(c)	1,511
Other assets:
Derivatives	39,308	-	69	(b)	39,377
Other, net	698	-			698
	$252,556	$63,061			$287,334

LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
Accounts payable:
Trade	$3,732	$1,067			$4,799
Due to affiliates	365	-			365
Income taxes payable to affiliate	710	-			710
Deferred income taxes	370	-			370
Derivatives	266	-	121	(b)	387
Asset retirement obligations	500	120			620
Total current liabilities	5,943	1,187			7,251
Long term debt	-	-	138,000	(a)	138,000
Derivatives	116	-	7,622	(b)	7,738
Deferred income taxes	-	328	(328)	(c)	-
Asset retirement obligations	5,048	612			5,660
Partners' equity:
Owner's net equity	-	60,934	(60,934)	(a)	-
General partner's interest	159	-			159
Limited partners' interest - public	171,046	-			171,046
Limited partners' interest - Pioneer	(47,532)	-	(108,690)	(a)	(160,296)
			(5,225)	(b)
			1,151	(c)
Accumulated other comprehensive income	117,776	-			117,776
Total partners' equity	241,449	60,934			128,685
Commitments and contingencies
	$252,556	$63,061			$287,334

The accompanying notes are an integral part of these unaudited pro forma financial statements.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2009

(in thousands)

		Acquired			Partnership
	Partnership	Property	Pro Forma		Pro Forma
	Historical	Interests	Adjustments		As Adjusted
Revenues and other income:
Oil	$53,708	$7,071			$60,779
NGL	8,482	1,346			9,828
Gas	5,327	669			5,996
Interest and other	174	-			174
	67,691	9,086			76,777

Costs and expenses:
Oil and gas production	13,722	2,786	237	(d)	16,745
Production and ad valorem taxes	3,807	924			4,731
Depletion, depreciation and amortization	4,734	2,447	(629)	(e)	6,552
General and administrative	2,030	611	(351)	(f)	2,290
Accretion of discount on asset retirement obligations	215	27			242
Interest	380	-	649	(g)	1,029
Derivative loss, net	32,460	-			32,460
	57,348	6,795			64,049

Income before taxes	10,343	2,291			12,728
Income tax provision	(89)	(29)	(1)	(h)	(119)
Net income	$10,254	$2,262			$12,609

Allocation of net income applicable to the Partnership:
General partner's interest in net income	$10				$13
Limited partner's interest in net income	10,244				12,596
Net income applicable to the Partnership	$10,254				$12,609

Net income per common unit - basic and diluted	$0.34				$0.42

Weighted average common unit outstanding – basic and diluted	30,009				30,009

The accompanying notes are an integral part of these unaudited pro forma financial statements.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2008

(in thousands)

		Acquired			Partnership
	Partnership	Property	Pro Forma		Pro Forma
	Historical	Interests	Adjustments		As Adjusted
Revenues and other income:
Oil	$61,033	$17,673			$78,706
NGL	9,896	2,917			12,813
Gas	6,252	1,704			7,956
Interest and other	9	-			9
	77,190	22,294			99,484

Costs and expenses:
Oil and gas production	14,566	3,945	330	(d)	18,841
Production and ad valorem taxes	5,846	1,603			7,449
Depletion, depreciation and amortization	3,403	1,823	219	(e)	5,445
General and administrative	2,693	698	(336)	(f)	3,055
Accretion of discount on asset retirement obligations	59	13			72
Interest	236	-	2,536	(g)	2,772
	26,803	8,082			37,634

Income before taxes	50,387	14,212			61,850
Income tax provision	(528)	(149)	27	(h)	(650)
Net income	$49,859	$14,063			$61,200

Allocation of net income:
Net income applicable to the Partnership Predecessor	$33,973	$-			$33,973
Net income applicable to the Partnership	15,886	14,063			27,227
Net income	$49,859	$14,063			$61,200

Allocation of net income applicable to the Partnership:
General partner's interest in net income	$16				$27
Limited partner's interest in net income	15,870				27,200
Net income applicable to the Partnership	$15,886				$27,227

Net income per common unit - basic and diluted	$0.53				$0.91

Weighted average common unit outstanding – basic and diluted	30,009				30,009

The accompanying notes are an integral part of these unaudited pro forma financial statements.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2008

(in thousands)

		Acquired			Partnership
	Partnership	Property	Pro Forma		Pro Forma
	Historical	Interests	Adjustments		As Adjusted
Revenues and other income:
Oil	$122,502	$32,831			$155,333
NGL	18,234	4,759			22,993
Gas	12,096	2,972			15,068
Interest and other	192	-			192
	153,024	40,562			193,586

Costs and expenses:
Oil and gas production	31,968	6,839	544	(d)	39,351
Production and ad valorem taxes	11,233	2,980			14,213
Depletion, depreciation and amortization	7,506	4,076	(41)	(e)	11,541
General and administrative	4,848	1,379	(664)	(f)	5,563
Accretion of discount on asset retirement obligations	118	26			144
Interest	621	-	4,512	(g)	5,133
Other, net	890	-			890
	57,184	15,300			76,835

Income before taxes	95,840	25,262			116,751
Income tax provision	(1,060)	(266)	44	(h)	(1,282)
Net income	$94,780	$24,996			$115,469

Allocation of net income:
Net income applicable to the Partnership Predecessor	$34,042	$-			$34,042
Net income applicable to the Partnership	60,738	24,996			81,427
Net income	$94,780	$24,996			$115,469

Allocation of net income applicable to the Partnership:
General partner's interest in net income	$61				$81
Limited partner's interest in net income	60,677				81,346
Net income applicable to the Partnership	$60,738				$81,427

Net income per common unit - basic and diluted	$2.02				$2.71

Weighted average common unit outstanding – basic and diluted	30,009				30,009

The accompanying notes are an integral part of these unaudited pro forma financial statements.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2007

(in thousands)

		Acquired			Partnership
	Partnership	Property	Pro Forma		Pro Forma
	Historical	Interests	Adjustments		As Adjusted
Revenues and other income:
Oil	$83,381	$26,586			$109,967
NGL	17,513	5,006			22,519
Gas	9,480	2,072			11,552
	110,374	33,664			144,038

Costs and expenses:
Oil and gas production	22,195	5,684	868	(d)	28,747
Production and ad valorem taxes	8,963	2,587			11,550
Depletion, depreciation and amortization	8,050	3,332	(191)	(e)	11,191
General and administrative	4,356	1,287	(664)	(f)	4,979
Accretion of discount on asset retirement obligations	107	36			143
Interest	-	-	8,698	(g)	8,698
Other, net	5	-			5
	43,676	12,926			65,313

Income before taxes	66,698	20,738			78,725
Income tax provision	(700)	(220)	87	(h)	(833)
Net income	$65,998	$20,518			$77,892

The accompanying notes are an integral part of these unaudited pro forma financial statements.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2006

(in thousands)

		Acquired			Partnership
	Partnership	Property	Pro Forma		Pro Forma
	Historical	Interests	Adjustments		As Adjusted
Revenues and other income:
Oil	$80,601	$15,788			$96,389
NGL	16,197	3,382			19,579
Gas	9,733	1,217			10,950
	106,531	20,387			126,918

Costs and expenses:
Oil and gas production	19,501	4,632	717	(d)	24,850
Production and ad valorem taxes	9,323	1,801			11,124
Depletion, depreciation and amortization	7,905	1,773	474	(e)	10,152
General and administrative	4,500	845	(460)	(f)	4,885
Accretion of discount on asset retirement obligations	105	31			136
Interest	-	-	8,522	(g)	8,522
Other, net	23	2			25
	41,357	9,084			59,694

Income before taxes	65,174	11,303			67,224
Income tax provision	(95)	(228)	93	(h)	(230)
Net income	$65,079	$11,075			$66,994

The accompanying notes are an integral part of these unaudited pro forma financial statements.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

NOTE A.	Basis of Presentation and Ancillary Agreements

Pioneer Southwest Energy Partners L.P. (the "Partnership") was formed in June 2007 as a Delaware limited partnership to own and acquire oil and gas assets in its area of operations. The Partnership's area of operations consists of onshore Texas and eight counties in the southeast region of New Mexico. In May 2008, the Partnership completed its initial public offering of 9,487,500 common units representing limited partner units (the "Offering"). Pioneer Natural Resources Company, a publicly traded Delaware corporation ("Pioneer"), through its wholly-owned subsidiaries Pioneer Natural Resources USA, Inc. ("Pioneer USA") and Pioneer Natural Resources GP LLC (the "General Partner" of the Partnership), owns 20,521,200 of the Partnership's common units, representing approximately 68.4 percent of the Partnership's outstanding common units and a 0.1% general partner interest, respectively.

On August 31, 2009, Pioneer Southwest Energy Partners USA LLC ("Pioneer Southwest LLC"), a wholly-owned subsidiary of the Partnership, completed the acquisition of certain oil and gas properties (the "Acquired Property Interests") and the assumption of certain liabilities from Pioneer USA (collectively the "2009 Acquisition"), pursuant to a Purchase and Sale Agreement dated August 31, 2009 (the "Purchase Agreement") among Pioneer Southwest LLC, the Partnership and Pioneer USA. The effective date of the transaction was July 1, 2009. The Acquired Property Interests represent oil and gas properties located in the Spraberry field in the Permian Basin of West Texas (the "Spraberry field").

Pioneer Southwest LLC paid $169.6 million in cash, including estimated customary closing adjustments, for the Acquired Property Interests and assumed net obligations associated with certain commodity price derivative positions and certain other liabilities that were assigned by Pioneer USA to Pioneer Southwest LLC. The Partnership funded the acquisition with $31.6 million of cash on hand and borrowings under the Partnership's $300 million revolving credit facility (the "Credit Facility").

The Partnership's historical financial information is derived from the Partnership's unaudited historical financial statements as of June 30, 2009 and for the six month periods ended June 30, 2009 and 2008, and from the Partnership's audited consolidated financial statements included in its Annual Report on Form 10-K for the years ended December 31, 2008, 2007 and 2006. The historical financial information of the Acquired Property Interests is derived from the unaudited carve out financial statements as of June 30, 2009 and for the six month periods ended June 30, 2009 and 2008 and from the audited carve out financial statements for the years ended December 31, 2008, 2007 and 2006, which are included as Exhibit 99.2 to this Current Report on Form 8-K/A.

The unaudited pro forma balance sheet adjustments have been prepared as if the 2009 Acquisition had taken place on June 30, 2009. The unaudited pro forma statements of operations have been prepared as if the 2009 Acquisition had taken place on January 1, 2006. The pro forma financial statements give effect to the following significant transactions:

•	Use of $31.6 million of cash on hand and $138.0 million of borrowings under the Credit Facility to fund the $169.6 million cash consideration paid for the Acquisition;
•	Assignment of the certain net commodity derivative contract obligations;
•

Payment of operator overhead charges associated with the Acquired Property Interests (commonly referred to as the Council of Petroleum Accountants Societies, or "COPAS Fees") instead of the direct internal costs of Pioneer. Overhead charges are usually paid by third parties to the operator of a well pursuant to joint operating agreements. Because the Acquired Property Interests were previously owned and operated by Pioneer and its wholly-owned subsidiaries, the payment of overhead charges representing COPAS Fees is not included in the historical financial statements of the Acquired Property Interests;

•	Recognition of interest expense, net of estimated commitment fees adjustments, on the portion of the cash consideration funded by Credit Facility borrowings; and

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

•

Payment obligations of the Partnership to Pioneer pursuant to a tax sharing agreement for the Partnership's share of state and local income taxes, currently only the Texas Margin tax, to the extent that the Partnership's results would be included in the combined or consolidated tax return filed by Pioneer.

Ancillary Agreements

Pursuant to the Purchase Agreement, Pioneer Southwest LLC and Pioneer USA entered into an Omnibus Operating Agreement (the "2009 Omnibus Operating Agreement") and an operating agreement (the "2009 Operating Agreement") relating to Pioneer USA’s operations on behalf of Pioneer Southwest LLC. Additionally, Pioneer Southwest LLC and Pioneer USA amended their existing Omnibus Operating Agreement (the "IPO Omnibus Operating Agreement") and operating agreement (the "IPO Operating Agreement") that were entered into at the time of the Offering to provide that certain Partnership properties formerly governed by those agreements (those that are no longer limited to wellbore interests) will now be governed by the 2009 Omnibus Operating Agreement and the 2009 Operating Agreement, and to provide that certain of the Acquired Property Interests (those that are limited to wellbore interests) will be governed by the IPO Omnibus Operating Agreement and the IPO Operating Agreement. Similar to the IPO Omnibus Operating Agreement, the 2009 Omnibus Operating Agreement places restrictions and limitations on Pioneer Southwest LLC’s ability to exercise certain rights that would otherwise be available to it under the 2009 Operating Agreement. For example, Pioneer Southwest LLC will be restricted in its ability to remove Pioneer USA as the operator of Pioneer Southwest LLC’s properties; Pioneer USA’s proposed operations will take precedence over any conflicting operations that Pioneer Southwest LLC proposes; and Pioneer Southwest LLC will allow Pioneer USA to use certain of Pioneer Southwest LLC’s production facilities in connection with other properties operated by Pioneer USA, subject to capacity limitations. Pursuant to the 2009 Operating Agreement, Pioneer Southwest LLC will pay Pioneer USA COPAS Fees. Pioneer Southwest LLC will also pay Pioneer USA for its direct and indirect expenses that are chargeable to the assets covered by the 2009 Operating Agreement. The Partnership will continue to be subject to the existing Administrative Services Agreement dated May 6, 2008, pursuant to which Pioneer performs fee-based general and administrative services for the Partnership.

NOTE B.	Pro Forma Assumptions and Adjustments

(a)

Represents the (i) use of $31.6 million of cash on hand and $138.0 million of borrowings under the Credit Facility to fund the $169.6 million cash consideration paid for the 2009 Acquisition, (ii) reallocation of $60.9 million of Pioneer USA's owner's equity in the Acquired Property Interests to limited partner interest of Pioneer and (iii) a deemed distribution to Pioneer USA of approximately $108.7 million of cash consideration paid in excess of Pioneer's equity in the Acquired Property Interests. See "Allocation of owner's net equity and partners' equity" below for additional information about the reallocation of Pioneer USA's owner's equity to limited partner interest of Pioneer.

(b)

Reflects assignment from Pioneer USA to the Partnership of certain commodity derivative contracts. The commodity derivative contracts represented net obligations of $5.2 million on the date of assignment, which amount is reflected as a deemed distribution to Pioneer USA. See Note D for information about the fair values of the commodity derivative contracts that were assigned to the Partnership.

(c)	Reflects the increase in the tax basis of the net assets acquired by the Partnership. The net assets acquired are recorded at fair value for tax purposes.

(d)

Pioneer USA, as operator of the Acquired Property Interests, charges the other working interest owners in the wells their proportionate share of the monthly COPAS Fee. Pioneer USA will remain the operator of the Acquired Property Interests and will charge the Partnership its proportionate share of the COPAS Fee after the effective date of the 2009 Acquisition. The

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

historical financial statements of the Acquired Property Interests reflect Pioneer USA’s direct internal costs instead of a COPAS Fee. The pro forma adjustments of $237 thousand, $330 thousand, $544 thousand, $868 thousand and $717 thousand for the six month periods ended June 30, 2009 and 2008 and the years ended December 31, 2008, 2007 and 2006, respectively, reflect increases in pro forma lease operating expense for COPAS Fees in the amounts of $408 thousand, $543 thousand, $943 thousand, $1.2 million and $991 thousand for the six month periods ended June 30, 2009 and 2008 and the years ended December 31, 2008, 2007 and 2006, respectively, offset by the elimination of Pioneer USA's direct internal costs incurred as operator of the Acquired Property Interests in the amounts of $171 thousand, $213 thousand, $399 thousand, $339 thousand and $274 thousand for the six month periods ended June 30, 2009 and 2008 and the years ended December 31, 2008, 2007 and 2006, respectively.

(e)

Reflects the adjustments to historic depreciation, depletion and amortization ("DD&A") expense due to differences between Pioneer USA’s and the Partnership's DD&A aggregations and a reduction in the Partnership's pro forma proved reserves as a result of the COPAS Fee attributable to the Acquired Property Interests reducing their economic life.

(f)

Reflects a reduction to general and administrative expenses to adjust such expenses to the amount that would have been charged under the Administrative Services Agreement based on the production attributable to the Acquired Property Interests.

(g)

Reflects the estimated net incremental interest expense associated with borrowings under the Partnership’s Credit Facility related to financing the 2009 Acquisition. The interest rate for each period is based on the interest rate that would have been in effect under the Partnership’s Credit Facility had the Credit Facility been in effect at the beginning of the periods presented. If the Partnership's weighted average interest rate increased 1/8%, the Partnership would have incurred an additional $173 thousand in interest expense for the years presented and an additional $86 thousand in interest expense for the interim periods presented. If the weighted average interest rate decreased 1/8%, the Partnership would have incurred $173 thousand less for the years presented and $86 thousand less for the interim periods presented.

(h)	Represents the effects of the Texas Margin tax related to the applicable pro forma adjustments.

Allocation of owner's net equity and partners' equity. In accordance with generally accepted accounting principles in the United States, the acquisition of the Acquired Property Interests and other net liabilities from Pioneer were accounted for as transactions between entities under common control. Therefore, the net assets were recorded on the Partnership's balance sheet at $56.9 million, representing the owner's net equity of the Acquired Property Interests plus incremental deferred income tax assets attributable to the transaction, less net derivative obligations assigned to the Partnership as of the pro forma balance sheet date of June 30, 2009. Accordingly, the $56.9 million carrying value of the net assets is presented as a net reduction of the limited partner's interest of Pioneer in the accompanying pro forma balance sheet.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

         The following table provides Pioneer's carrying values in the assets and (liabilities) of the Acquired Property Interests purchased by the Partnership (in thousands):

Accounts receivable	$2,309
Inventories	74
Proved oil and gas properties	80,160
Accumulated depletion, depreciation and amortization	(19,482)
Accounts payable - trade	(1,067)
Asset retirement obligations	(732)
Deferred income taxes	(328)
Owner's net equity allocated	60,934

Derivative obligations, net	(5,225)
Deferred income taxes	1,151
56,860

Cash paid for net assets	169,624
Value in excess of carrying value	$112,764

NOTE C.	Pro Forma Net Income Per Common Unit

Pro forma net income per common unit is determined by dividing the pro forma net income available to the common unitholders, after deducting the general partner’s 0.1% interest in pro forma net income, by the number of common units outstanding. For purposes of this calculation, we used the aggregate number of common units outstanding of 30,008,700 for periods subsequent to the Offering. Basic and diluted pro forma net income per common unit are equivalent as the Partnership has no dilutive common units outstanding. For periods prior to the Offering, the Partnership was wholly-owned by Pioneer. Accordingly, pro forma net income per common unit is not presented for periods prior to the Offering.

NOTE D.   Pro Forma Disclosures About Fair Value And Commodity Derivatives

In connection with the 2009 Acquisition, certain commodity derivative contracts were assigned to the Partnership by Pioneer USA on August 31, 2009 and were given pro forma recognition in the accompanying pro forma balance sheet as of June 30, 2009. Pioneer USA entered into the assigned commodity derivative contracts during July and August 2009. Consequently, the commodity derivative contracts did not exist as of June 30, 2009 and had no accounting attributes during any period prior to June 30, 2009.

The Partnership uses commodity derivative contracts to manage exposures to commodity price fluctuations. The Partnership generally does not enter into commodity derivative contracts for speculative or trading purposes. The Partnership's production may also be sold under physical delivery contracts that effectively provide commodity price hedges.

The valuation framework of Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements" ("SFAS 157") is based upon inputs that market participants use in pricing an asset or liability, which are classified into two categories: observable inputs and unobservable inputs. Observable inputs represent market data obtained from independent sources; whereas, unobservable inputs reflect a company's own market assumptions, which are used if observable inputs are not reasonably available without undue cost and effort. These two types of inputs are further prioritized into the following fair value input hierarchy:

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

•	Level 1 – quoted prices for identical assets or liabilities in active markets.
•

Level 2 – quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g. interest rates) and inputs derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 – unobservable inputs for the asset or liability.

The fair value input hierarchy level to which an asset or liability measurement in its entirety falls is determined based on the lowest level input that is significant to the measurement in its entirety. The following table presents the fair values, as of August 31, 2009, of the commodity derivative contract assets and liabilities that were assigned to the Partnership, for each of the fair value input hierarchy levels:

	Fair Value Measurements at Reporting Date Using
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable	Fair Value at
	Assets	Inputs	Inputs	August 31,
	(Level 1)	(Level 2)	(Level 3)	2009
	(in thousands)
Assets:
Commodity derivatives	$-	$2,518	$-	$2,518
Liabilities:
Commodity derivatives	$-	$5,444	$2,299	$7,743

The commodity derivative contract liabilities that were assigned to the Partnership and are classified as Level 3 in the fair value hierarchy at August 31, 2009 represent NGL derivative contracts. The following table presents the changes, during the two months ended August 31, 2009, in the fair values of the Partnership's commodity derivative liabilities classified as Level 3 in the fair value hierarchy:

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)	Two Months Ended
August 31, 2009
(in thousands)

Beginning balance	$-
Novated derivatives	2,299
Ending balance	$2,299

Commodity derivative contracts. The commodity derivative assets and liabilities attributable to the derivative contracts that were assigned to the Partnership on August 31, 2009 represent the fair values of oil swap and three-way collar contracts and NGL and gas swap contracts. All of the assigned oil and gas derivative asset and liability measurements represent Level 2 inputs in the hierarchy priority.

Oil derivatives. The assigned oil derivatives are contracts for notional barrels ("Bbls") of oil at fixed (in the case of swaps contracts) or interval (in the case of three-way collar contracts) NYMEX West Texas Intermediate ("WTI") oil prices. Commodity derivative asset values are determined, in part, by utilization of the derivative counterparties' credit-adjusted risk-free rates, and commodity derivative liability values are determined, in part, by utilization of Pioneer's credit-adjusted risk-free rate. The counterparties' and Pioneer's credit-adjusted risk-free rates are based on independent market-quoted credit default swap rate curves for their debt plus the United States Treasury Bill yield curve as of August 31, 2009. The asset transfer values attributable to the oil derivative instruments as of August 31, 2009 are based on (i) the contracted notional volumes, (ii) independent active NYMEX futures price quotes for WTI oil, (iii) the

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

applicable credit-adjusted risk-free rate yield curve and (iv) the implied rate of volatility inherent in the collar contracts. The implied rates of volatility inherent in the collar contracts were determined based on independent third-party volatility quotes that were corroborated against other independent third-party volatility quotes. The volatility factors are not considered significant to the fair values of the collar contracts since intrinsic and time values are the principal components of the collar values.

NGL derivatives. The assigned NGL derivatives are contracts for notional blended Bbls of Mont Belvieu-posted-price NGLs. The liability values attributable to the assigned NGL derivative contracts are based on (i) the contracted notional volumes, (ii) average independent broker-supplied forward Mont Belvieu-posted-price quotes and (iii) the applicable credit-adjusted risk-free rate yield curve. NGL swap contracts are not as actively traded as oil and gas derivative contracts. Consequently, fair values determined on the basis of average independent broker-supplied forward Mont Belvieu-posted-price quotes may be less reliable than independent broker-supplied forward price quotes of more actively-traded commodities.

Gas derivatives. The assigned gas derivatives are contracts for notional MMBtus of gas contracted at various posted price indexes, including NYMEX Henry Hub ("HH") swap contracts coupled with basis swap contracts that convert the HH price index point to Permian Basin index prices. The asset and liability values attributable to the assigned gas derivative contracts are based on (i) the contracted notional volumes, (ii) independent active NYMEX futures price quotes for HH gas, (iii) averages of forward posted price quotes supplied by independent brokers who are active in buying and selling gas derivative contracts at the indexes other than HH and (iv) the applicable credit-adjusted risk-free rate yield curve.

The Partnership corroborated independent broker-supplied forward gas price quotes by comparing price quote samples to alternate observable market data.

Derivative price risk management. The Partnership primarily utilizes commodity swap, collar and three-way collar contracts to (i) reduce the impact on the Partnership's net cash provided by operating activities from the price volatility of the commodities the Partnership produces and sells and (ii) help sustain unitholder distributions. Pioneer USA did not designate the assigned derivative contracts to forecasted sales at the well level. Consequently, the Partnership’s consolidated financial statements for periods prior to the Offering do not include the recognition of gains or losses or derivative assets or liabilities.

Oil prices. All material physical sales contracts governing the Partnership's oil production have been tied directly or indirectly to NYMEX prices. The following table sets forth the volumes in Bbls under oil derivative contracts assigned to the Partnership on August 31, 2009 and the weighted average NYMEX prices per Bbl for those contracts:

	2009
	Fourth	Year Ending December 31,
	Quarter	2010	2011	2012	2013
Oil Derivatives:
Swap contracts:
Volume (Bbls per day)	750	500	750	3,000	3,000
Price per Bbl	$69.35	$73.45	$77.25	$79.32	81.02
Collar contracts:
Volume (Bbls per day)	-	1,000	1,000	1,000	1,000
Price per Bbl:
Ceiling	$-	$87.75	$99.60	$103.50	$111.50
Floor	$-	$70.00	$70.00	$80.00	$83.00
Short Put	$-	$55.00	$55.00	$65.00	$68.00

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Natural gas liquids prices. All material physical sales contracts governing the Partnership's NGL production have been tied directly or indirectly to Mont Belvieu-posted-prices. The following table sets forth the volumes in Bbls under NGL derivative contracts assigned to the Partnership on August 31, 2009 and the weighted average Mont Belvieu-posted-prices per Bbl for those contracts:

	Year Ending December 31,
	2011	2012
NGL Derivatives:
Swap contracts:
Volume (Bbls per day)	750	750
Price per Bbl	$34.65	$35.03

Gas prices. The Partnership employs a policy of managing price risk for a portion of its gas production based on the index price upon which the gas is actually sold in order to mitigate the basis risk between NYMEX prices and actual index prices, or based on NYMEX prices if NYMEX prices are highly correlated with the index price. The following table sets forth the volumes in MMBtus under gas derivative contracts assigned to the Partnership on August 31, 2009 and the weighted average index prices per MMBtu for those contracts:

	2009
	Fourth	Year Ending December 31,
	Quarter	2010	2011	2012	2013
Gas Derivatives:
Swap contracts:
Volume (MMBtus per day)	2,500	2,500	2,500	2,500	2,500
Price per Bbl	$4.48	$5.87	$6.65	$6.77	$6.89

Tabular disclosures about derivative instruments. Effective February 1, 2009, the Partnership discontinued hedge accounting on all existing commodity derivative instruments, and since that date has accounted for derivative instruments using the mark-to-market accounting method. Consequently, all of the Partnership’s commodity derivatives are currently non-hedge derivatives. The following tables provide tabular disclosures of the commodity derivative contracts assigned to the Partnership on August 31, 2009:

Fair Value of Derivative Instruments
as of August 31, 2009
Asset Derivatives (a)		Liability Derivatives (a)
Balance Sheet	Fair	Balance Sheet	Fair
Location	Value	Location	Value
	(in thousands)		(in thousands)

Derivatives - current	$2,449	Derivatives - current	$121
Derivatives - noncurrent	69	Derivatives - noncurrent	7,622

Total derivatives not designated as hedging instruments under SFAS 133	$2,518		$7,743

_____________

(a)

Derivative assets and liabilities shown in the tables above are presented as gross assets and liabilities, without regard to master netting arrangements which are considered in the presentations of derivative assets and liabilities in the accompanying consolidated balance sheets.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

NOTE E.   Oil & Gas Producing Activities

Reserve Quantity Information

The estimates of the Partnership’s pro forma proved oil, NGL and gas reserves as of December 31, 2008, 2007 and 2006, which are located in the Spraberry field in the Permian Basin of West Texas, are based on evaluations prepared by Pioneer’s internal reservoir engineers. Reserves were estimated in accordance with guidelines established by the United States Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve estimates be prepared under existing economic and operating conditions with no provision for price and cost escalations except by contractual arrangements. The reserve estimates as of December 31, 2008, 2007 and 2006 utilized the respective prices presented in the table below per Bbl for oil (reflecting adjustments for oil quality), per Bbl for NGLs, and per thousand cubic feet ("Mcf") for gas (reflecting adjustments for Btu content, gas processing and shrinkage).

	December 31,
	2008	2007	2006

Oil (per Bbl)	$44.14	$95.75	$60.90
NGL (per Bbl)	$17.91	$52.52	$27.43
Gas (per Mcf)	$4.41	$5.45	$4.48

Oil, NGL and gas reserve quantity estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. The accuracy of such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of subsequent drilling, testing and production may cause either upward or downward revision of previous estimates. Further, the volumes considered to be commercially recoverable fluctuate with changes in prices and operating costs. The Partnership emphasizes that proved reserve estimates are inherently imprecise. Accordingly, these estimates are expected to change as additional information becomes available in the future.

The following table provides a rollforward of pro forma total proved reserves for the years ended December 31, 2008, 2007 and 2006, as well as the pro forma proved developed reserves as of December 31, 2008, 2007 and 2006. Oil and NGL volumes are expressed in thousands of barrels ("MBbls"), gas volumes are expressed in millions of cubic feet ("MMcf") and total volumes are expressed in thousands of barrels of oil equivalent ("MBOE").

	December 31, 2008			December 31, 2007			December 31, 2006
		Pro Forma			Pro Forma			Pro Forma
		Acquired			Acquired			Acquired
	Partnership	Property	Partnership	Partnership	Property	Partnership	Partnership	Property	Partnership
	Historical	Interests	Pro Forma	Historical	Interests	Pro Forma	Historical	Interests	Pro Forma
Proved Reserves:
Oil (MBbls)	13,649	11,125	24,774	21,692	12,181	33,873	21,762	10,727	32,489
NGL (MBbls)	5,318	3,681	8,999	8,533	4,057	12,590	7,540	3,856	11,396
Gas (MMcf)	22,056	15,231	37,287	35,624	17,275	52,899	31,882	16,761	48,643
Total (MBOE)	22,643	17,345	39,988	36,162	19,117	55,279	34,616	17,376	51,992
Proved Developed Reserves:
Oil (MBbls)	13,649	3,899	17,548	21,692	4,858	26,550	21,398	3,925	25,323
NGL (MBbls)	5,318	1,429	6,747	8,533	1,775	10,308	7,437	1,535	8,972
Gas (MMcf)	22,056	5,974	28,030	35,624	7,477	43,101	31,502	6,676	38,178
Total (MBOE)	22,643	6,323	28,966	36,162	7,880	44,042	34,085	6,573	40,658

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The changes in pro forma proved reserves were as follows:

				Pro Forma
	Partnership Historical			Acquired Property Interests			Partnership Pro Forma
	Oil	NGL	Gas	Oil	NGL	Gas	Oil	NGL	Gas
	(MBbls)	(MBbls)	(MMcf)	(MBbls)	(MBbls)	(MMcf)	(MBbls)	(MBbls)	(MMcf)

Balance, December 31, 2005	23,458	8,138	33,781	10,103	3,702	15,915	33,561	11,840	49,696
Revisions of previous estimates	(454)	(85)	128	(110)	(192)	(889)	(564)	(277)	(761)
Purchase of minerals-in-place	-	-	-	980	452	1,860	980	452	1,860
Production	(1,242)	(513)	(2,027)	(246)	(106)	(125)	(1,488)	(619)	(2,152)
Balance, December 31, 2006	21,762	7,540	31,882	10,727	3,856	16,761	32,489	11,396	48,643
Revisions of previous estimates	1,098	1,462	5,644	1,829	334	887	2,927	1,796	6,531
Production	(1,168)	(469)	(1,902)	(375)	(133)	(373)	(1,543)	(602)	(2,275)
Balance, December 31, 2007	21,692	8,533	35,624	12,181	4,057	17,275	33,873	12,590	52,899
Revisions of previous estimates	(6,932)	(2,841)	(11,910)	(726)	(275)	(1,573)	(7,658)	(3,116)	(13,483)
Production	(1,111)	(374)	(1,658)	(330)	(101)	(471)	(1,441)	(475)	(2,129)
Balance, December 31, 2008	13,649	5,318	22,056	11,125	3,681	15,231	24,774	8,999	37,287

The Partnership’s pro forma proved reserves for the Acquired Property Interests at December 31, 2008, 2007 and 2006 are less than those of the Acquired Property Interests owned by Pioneer USA by 817 thousand MBOE, 312 MBOE and 1,301 MBOE, respectively, because the Partnership will be charged the COPAS Fee instead of the direct internal costs of Pioneer USA upon closing of the 2009 Acquisition, which results in higher lease operating expense. The overhead charge associated with the COPAS Fee has the effect of shortening the economic lives of the Partnership wells.

Standardized Measure of Discounted Future Net Cash Flows

The pro forma standardized measure of discounted future net cash flows is computed by applying year-end prices of the oil, NGL and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of pro forma proved oil, NGL and gas reserves less pro forma estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, discounted using a rate of ten percent per year to reflect the estimated timing of the future cash flows. As the Partnership is not subject to federal income taxes, no amount has been deducted in the pro forma calculation of standardized measure for federal income taxes. The pro forma income tax expense reflects the Partnership’s estimated effects of the Texas Margin tax. The discounted future cash flow estimates do not include the effects of the assigned commodity derivative contracts.

Discounted future cash flow estimates like those shown below are not intended to represent estimates of the fair value of oil and gas properties. Estimates of fair value should also consider anticipated future oil, NGL and gas prices, interest rates, changes in development and production costs and risks associated with future production. Because of these and other considerations, any estimate of fair value is necessarily subjective and imprecise.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

      The pro forma standardized measure of discounted future net cash flows were as follows as of December 31, 2008, 2007 and 2006 (in thousands):

	December 31, 2008			December 31, 2007			December 31, 2006
		Pro Forma			Pro Forma			Pro Forma
		Acquired			Acquired			Acquired
	Partnership	Property	Partnership	Partnership	Property	Partnership	Partnership	Property	Partnership
	Historical	Interests	Pro Forma	Historical	Interests	Pro Forma	Historical	Interests	Pro Forma
Oil and gas producing activities:
Future cash inflows	$794,858	$624,640	$1,419,498	$2,719,294	$1,475,185	$4,194,479	$1,674,966	$834,086	$2,509,052
Future production costs	(580,537)	(266,702)	(847,239)	(1,070,266)	(412,232)	(1,482,498)	(719,154)	(286,491)	(1,005,645)
Future development costs (a)	(7,496)	(136,719)	(144,215)	(8,064)	(149,537)	(157,601)	(16,047)	(134,205)	(150,252)
Future income tax expense	(179)	(1,945)	(2,124)	(6,492)	(8,855)	(15,347)	(3,690)	(3,865)	(7,555)
	206,646	219,274	425,920	1,634,472	904,561	2,539,033	936,075	409,525	1,345,600
10% annual discount factor	(84,750)	(168,335)	(253,085)	(952,821)	(617,227)	(1,570,048)	(516,836)	(290,824)	(807,660)

Standardized measure of discounted future cash flows	$121,896	$50,939	$172,835	$681,651	$287,334	$968,985	$419,239	$118,701	$537,940

_____________

(a)

Partnership Pro Forma future development costs include $20.7 million ($10.3 million net of salvage value), $21.7 million ($10.7 million net of salvage value) and $19.0 million ($13.1 million net of salvage value) of undiscounted future asset retirement obligations estimated as of December 31, 2008, 2007 and 2006, respectively.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The pro forma changes in standardized measure of discounted future net cash flows were as follows during 2008, 2007 and 2006:

	December 31, 2008			December 31, 2007			December 31, 2006
		Pro Forma			Pro Forma			Pro Forma
		Acquired			Acquired			Acquired
	Partnership	Property	Partnership	Partnership	Property	Partnership	Partnership	Property	Partnership
	Historical	Interests	Pro Forma	Historical	Interests	Pro Forma	Historical	Interests	Pro Forma
Oil and gas sales, net of production costs	$(94,990)	$(30,199)	$(125,189)	$(78,367)	$(24,525)	$(102,892)	$(77,708)	$(13,236)	$(90,944)
Net changes in prices and production costs	(499,315)	(205,642)	(704,957)	275,828	119,382	395,210	(42,403)	(8,988)	(51,391)
Development costs incurred during the period	-	11,299	11,299	5,288	8,239	13,527	1,907	18,988	20,895
Revisions of estimated future development costs	(921)	(10,946)	(11,867)	(4,158)	(15,709)	(19,867)	(11,720)	(27,687)	(39,407)
Purchases of minerals-in -place	-	-	-	-	-	-	-	10,803	10,803
Revisions of previous quantity estimates	(46,673)	(8,272)	(54,945)	71,855	37,362	109,217	(6,104)	(3,740)	(9,844)
Accretion of discount	68,814	29,015	97,829	42,293	11,982	54,275	48,558	12,151	60,709
Changes in production rates, timing and other	7,017	(24,011)	(16,994)	(47,525)	33,595	(13,930)	24,817	10,019	34,836
Change in present value of future net revenues	(566,068)	(238,756)	(804,824)	265,214	170,326	435,540	(62,653)	(1,690)	(64,343)
Net change in present value of future income taxes	6,313	2,361	8,674	(2,802)	(1,693)	(4,495)	(3,690)	59	(3,631)
	(559,755)	(236,395)	(796,150)	262,412	168,633	431,045	(66,343)	(1,631)	(67,974)
Balance, beginning of year	681,651	287,334	968,985	419,239	118,701	537,940	485,582	120,332	605,914
Balance, end of year	$121,896	$50,939	$172,835	$681,651	$287,334	$968,985	$419,239	$118,701	$537,940